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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 20, 1995



                                   MESA INC.
             (Exact name of registrant as specified in its charter)



           TEXAS                       1-10874                  75-2394500
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)



      1400 WILLIAMS SQUARE WEST
    5205 NORTH O'CONNOR BOULEVARD
           IRVING, TEXAS                                     75039
(Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code:  214/444-9001

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ITEM 5.   OTHER EVENTS

          On September 20, 1995, MESA Inc. (the "Company") and Boone Pickens, the Company's Chairman and Chief Executive Officer, entered into an Agreement of Compromise and Settlement (the "Settlement Agreement") with Dennis R. Washington and certain related parties, Marvin Davis and certain related parties and David
H. Batchelder and certain related parties. The Settlement Agreement relates to the lawsuit filed by the Company in the United States District Court for the Northern District of Texas, Dallas Division, and the counterclaims made therein by certain of the defendants (the lawsuit is styled MESA Inc. v. Batchelder, et al., Case Nos. 3:95-CV-1386-T and 3:95-CV-1386-X). A summary description of the allegations made in such lawsuit and in the related counterclaims is set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Securities and Exchange Commission. The Settlement Agreement is described in the joint press release of the parties, a copy of which is filed as Exhibit 1 hereto and incorporated herein by reference. The summary description of the Settlement Agreement set forth in the press release does not purport to be complete and such description is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed as
Exhibit 2 hereto and incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)     Exhibits

                  1.    Joint Press Release dated January 21, 1995

                  2. Agreement of Compromise and Settlement dated September 20, 1995 among the Company, Mr. Pickens, Mr. Washington, Mr. Davis, Mr. Washington and the other parties thereto named therein.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MESA INC.



Date: September 21, 1995           By:  /s/ STEPHEN K. GARDNER
                                      __________________________________________
                                      Stephen K. Gardner
                                      Vice President and Chief Financial Officer

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